Exhibit 1.1

EXELON CORPORATION

UP TO $1.0 BILLION OF COMMON STOCK

EQUITY DISTRIBUTION AGREEMENT

August 4, 2022

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

In their separate capacities as Agents and Forward Sellers

Barclays Bank PLC

5 The North Colonnade

Canary Wharf, London E14 4BB

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Bank of America, N.A.

One Bryant Park

New York, New York 10036

BNP Paribas SA

787 Seventh Avenue

New York, New York 10019

Citibank, N.A.

390 Greenwich Street

New York, New York 10013

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

In their capacities as Forward Purchasers

Ladies and Gentlemen:

Exelon Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), confirms its agreement with (i) Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. in their capacity as sales agents in connection with the offering and sale of Issuance Shares (as defined below) (each, an “Agent” and collectively, the “Agents”) and in their capacity as agents for the relevant affiliated Forward Purchasers (as defined below) in connection with the offering and sale of any Forward Hedge Shares (as defined below) (each, a “Forward Seller” and collectively, the “Forward Sellers”), and (ii) Barclays Bank PLC (through its agent Barclays Capital Inc.), Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Bank of America, N.A., BNP Paribas SA, Citibank, N.A. and The Bank of Nova Scotia (or any of their respective affiliates) as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), in each case, with respect to the issuance and sale of the Company’s common stock, no par value (the “Common Stock”), having an aggregate offering price of up to [$1.0 billion] (the “Shares”) on the terms set forth in Section 2 of this agreement (this “Agreement”). Unless the context otherwise requires, as used herein, “Shares” includes the Issuance Shares and the Forward Hedge Shares.

1.            Representations, Warranties and Agreements of the Company.The Company represents and warrants to, and agrees with, the Agents, the Forward Purchasers and the Forward Sellers, as of the date hereof and on the dates provided in this Agreement, that:

(a)           An automatic shelf registration statement on Form S-3 (File No. 333-266487) relating to the public offering and sale of certain securities of the Company, including the Shares, has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) became effective upon filing under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agents, the Forward Purchasers and the Forward Sellers. As used in this Agreement:

(i)            “Applicable Time” means, with respect to any Shares, each time of sale of such Shares pursuant to this Agreement;

(ii)           “Base Prospectus” means the base prospectus filed by the Company as part of the Registration Statement (as defined below), in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares;

(v)           “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;

(vi)          “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)         “Prospectus Supplement” means the prospectus supplement specifically relating to the Shares prepared and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof; and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date. Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.

Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)           Since the time of the initial filing of the Registration Statement the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use Form S-3 for the offering of the Shares. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 2).

(c)           The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(e)           The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(f)           The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when were filed with the Commission contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(h)          Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Issuance Shares or Forward Hedge Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents, the Forward Purchasers and the Forward Sellers except as set forth on Schedule I hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i)            The Company has been duly organized and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority under its charter and bylaws to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and Pricing Disclosure Package and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j)            The Company has an authorized capitalization as set forth in the Prospectus and Pricing Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and Pricing Disclosure Package; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus and Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)           The Shares to be issued and sold by the Company through the Agents hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement or any Forward Confirmation (as defined below), will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Prospectus and Pricing Disclosure Package, and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(l)            This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company. Each Forward Confirmation entered into hereunder is, or at the time of such entry will have been, duly authorized, executed and delivered by the Company and, upon execution thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally, by equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)          None of the execution or delivery by the Company of this Agreement or any Forward Confirmation, the consummation by the Company of the transactions contemplated hereby or by any Forward Confirmation, or compliance by the Company with all of the provisions of this Agreement and any Forward Confirmation will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or any of its Significant Subsidiaries under, (i) the charter or bylaws of the Company or the organizational documents of any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except (x) in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, (A) reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby; or (B) reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (iii) above, for any such violation that may arise (A) under applicable state securities laws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or any foreign laws or statutes in connection with the purchase and distribution of the Shares by any Agent or (B) as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.

(n)           The issuance and sale of the Issuance Shares by the Company, the execution, delivery and performance of this Agreement or any Forward Confirmation by the Company, the consummation of the transactions contemplated hereby or under any Forward (including the issuance and sale of any Common Stock pursuant to any such Forward Confirmation) and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus and Pricing Disclosure Package will not contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company pursuant to, (i) the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject that is listed in the Exhibit Index to the Company’s Form 10-K for the fiscal year ended December 31, 2021, Forms 10-Q for the quarterly period ended March 31, 2022 and June 30, 2022 and Forms 8-K filed with the Commission during the period between January 1, 2022 and the date hereof; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(o)          No consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body, including the Commission and any applicable state utility commission or other regulatory authority, is required in connection with the issue and sale of the Issuance Shares, the entry into any Forward, the execution, delivery and performance by the Company of this Agreement or any Forward Confirmation (including the issuance and sale of any Common Stock pursuant to any such Forward Confirmation), the application of the proceeds from the sale of the Shares and any Common Stock sold pursuant to any Forward Confirmation as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus and the consummation of any other of the transactions contemplated by this Agreement or the performance by the Company of any of its obligations set forth herein or in any Forward Confirmation, except such as will be obtained under the Act, and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(p)          The Company and its subsidiaries own or lease all such properties as are necessary for the conduct of the Company’s operations as presently conducted.

(q)          The Company will apply the net proceeds from the issuance and sale of the Shares and any Common Stock sold by the Company pursuant to any Forward Confirmation as set forth under “Use of Proceeds” in the Prospectus and Pricing Disclosure Package.

(r)           The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares and any Common Stock sold by the Company pursuant to any Forward Confirmation, if any, as described in the Registration Statement, the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(s)          The consolidated historical financial statements and the related notes thereto included or incorporated by reference in each of the Prospectus and Pricing Disclosure Package present fairly in all material respects the financial condition of the entities purposed to be shown thereby as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Prospectus and Pricing Disclosure Package has been derived from the accounting records of the entities purposed to be shown thereby and presents fairly in all material respects the information shown thereby.

(t)           The pro forma financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package. The pro forma financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(u)           PricewaterhouseCoopers LLP (“PwC”), is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(v)          The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

(x)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and Pricing Disclosure Package (exclusive of any amendment or supplement thereto).

(y)          There are no contracts or other documents that would be required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.

(z)           The statements set forth in the Prospectus and the Pricing Disclosure Package under the captions “Certain United States Federal Income and Estate Tax Considerations to Non-U.S. Holders” “Certain ERISA Considerations” and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are complete and accurate summaries in all material respects.

(aa)         There are no contracts, agreements or understandings among the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(bb)        Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and, with respect to any Forward Hedge Shares, the relevant Forward Confirmation) that would give rise to a valid claim against any of them or the Agents, the Forward Purchasers or the Forward Sellers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(cc)        The Company has not taken, directly or indirectly, any action designed to or that would constitute or would reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares or to facilitate the sale or resale of the Shares.

(dd)        The Shares have been approved for listing, subject to official notice of issuance in the case of any Issuance Shares, on The Nasdaq Global Select Market (the “Exchange”). Any shares of Common Stock issued pursuant to a Forward will be approved for listing prior to the time of such issuance, subject to official notice of issuance, on the Exchange.

(ee)        The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus, any Issuer Free Writing Prospectus to which the Agents, the Forward Purchasers and the Forward Sellers have consented in accordance with Section 1(i) or 3(a)(viii) and any Issuer Free Writing Prospectus set forth on Schedule I hereto.

(ff)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other similar anti-corruption statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC) (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Russia, the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine (each such country, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as Agent, Forward Purchaser, Forward Seller, advisor, investor or otherwise) of applicable Sanctions.

(ii)           The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(jj)           Except as disclosed in the Prospectus and Pricing Disclosure Package there has been no material security breach or incident involving unauthorized access or disclosure of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to give rise to a data breach notification obligation to affected individuals under applicable data breach notification law or that could reasonably be expected to require disclosure or a notification thereof to the Commission or other applicable regulatory authority (a “Security Breach”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach to their IT Systems and Data; (i) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (i); (ii) individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(kk)         No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially effect the ability of the Company to perform its obligations under this Agreement or any Forward Confirmation, except as set forth in the Prospectus and Pricing Disclosure Package (exclusive of any amendment or supplement thereto made after the date of this Agreement).

(ll)           Neither the Company nor any subsidiary is (i) in violation of its operating agreement or its charter, bylaws or other organizational instrument or document; (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, contract, lease mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any material law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable.

(mm)       The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus and Pricing Disclosure Package (exclusive of any amendment or supplement thereto made after the date of this Agreement).

(nn)        Since the date of the most recent financial statements included or incorporated by reference in the Prospectus and Pricing Disclosure Package, there has not occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, from that set forth in the Pricing Disclosure Package.

(oo)        The Company is not, and after giving effect to the offering and sale of the Shares and the consummation of any Forwards, and the application of the proceeds thereof as described in the Prospectus and Pricing Disclosure Package, will not be required to register as an “investment company” as such term is defined in the Investment Company Act.

Any certificate signed by any officer of the Company and delivered to the Agents, the Forward Purchasers, the Forward Sellers or their counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Agent, Forward Purchaser and Forward Seller.

2.            Sale and Delivery of the Shares

(a)           Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through each Agent, as sales agent, or directly to the Agents, acting as principal (any such sales, an “Issuance” and such shares sold in an issuance, the “Issuance Shares”) and each Agent agrees to use its reasonable efforts to sell as sales agent for the Company, the Issuance Shares as designated by the Company pursuant to this Section 2. In addition, the Forward Purchasers may from time to time seek to offer Shares in connection with the Company’s entry into a forward transaction following the procedures set forth in this Agreement (such transaction, a “Forward”) with a Forward Purchaser pursuant to which a Forward Purchaser or its affiliate will borrow and sell Shares through its affiliated Forward Seller as agent, or directly to the Forward Seller to resell such shares as principal, in each case as a hedge to the Forward (any such borrowed and sold shares, the “Forward Hedge Shares”).

(b)           Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and each Agent on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed such Agent to make such sales. The following shall apply in respect of sales of Shares hereunder:

(i)            In connection with an Issuance, on any Trading Day, the Company may instruct any Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by such Agent) as to the maximum number of Issuance Shares to be sold by such Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Common Stock at which such Issuance Shares may be sold. Subject to the terms and conditions hereof, each Agent shall use its reasonable efforts to sell all of the Issuance Shares so designated by the Company. However, on any Trading Day, the Company may direct the sale of Issuance Shares through only one Agent.

(ii)           Notwithstanding anything to the contrary in this Section 2, the Company shall not authorize the issuance and sale of, and no Agent, Forward Seller or Forward Purchaser shall be obligated to use its reasonable efforts consistent with its normal trading and sales practices to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents, the Forward Purchasers and the Forward Sellers in writing. In addition, the Company or any Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by such Agent, suspend the offering of any Issuance Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii)          Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for sale under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement and any Forward Confirmations by the Company’s board of directors, or a duly authorized committee thereof, and notified to any Agent in writing. In addition, under no circumstances shall any Issuance Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(iv)          If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(v)          Except as may be mutually agreed upon by the Company and any Agent and, if applicable, the relevant Forward Purchaser and Forward Seller in writing, no sales of Issuance Shares pursuant to this Agreement may be requested by the Company, nor need be made by any Agent, no Forward Placement Notice may be delivered by the Company, no sales of Forward Hedge Shares need to be made by any Forward Seller, and the Company shall not request any Forward and the Forward Purchasers shall not be obligated to enter into any Forward otherwise accepted, except during the period that begins after the Company Periodic Report Date (as defined at Section 3(a)(xi) and ends, for all periods, on the earlier of (x) the date directors and officers are no longer permitted to trade pursuant to the Company’s policy on insider trading as in effect from time to time, and (y) the date 15 days prior to the end of the quarter in which the applicable Company Periodic Report Date occurs. Notwithstanding the foregoing, without the prior written consent of each of the Company and each Agent and, if applicable, the relevant Forward Purchaser and Forward Seller, no sales of Shares shall take place, and the Company shall not request the sale of any Issuance Shares that would be sold, send a Forward Placement Notice or request any Forward, and each Agent, Forward Purchaser and Forward Seller shall not be obligated to sell any Shares or to enter into any Forward otherwise accepted, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(vi)          For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit the Agents from purchasing any Shares that are issued and sold by the Company through the Agents in accordance with the terms and conditions of this Agreement.

(c)           The following procedures shall apply in connection with a proposed entry into a Forward:

(i)            The Company may request entry into a Forward with a Forward Purchaser and thereby cause Forward Hedge Shares to be sold on any Trading Day or period of Trading Days (such Trading Day or period, the “Forward Hedge Selling Period;” provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (1) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (each as defined in the Master Forward Confirmation (as defined below)) under, and pursuant to, the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (2) a “Bankruptcy Termination Event” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence) by the delivery of (A) notice to such Forward Purchaser and the applicable Forward Seller, by an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Forward Hedge Shares to be sold, which shall specify the maximum number of Forward Hedge Shares to be sold (the “Forward Placement Shares”), the Forward Hedge Selling Period, any limitation on the number of Forward Hedge Shares that may be sold in any one day, the minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined, the applicable discount from the applicable Initial Forward Price (as defined in the form of Master Confirmation attached hereto) representing the applicable commission (such commission not to exceed 1% of such Initial Forward Price) and, as applicable, certain specified terms of the Forward (a “Forward Placement Notice”), a form of which containing such necessary information is attached hereto as Annex C, and (B) a duly executed Master Confirmation for Issuer Share Forward Sale Transactions substantially in the form attached hereto as Annex D, including all provisions incorporated by reference therein (a “Master Forward Confirmation”), if one has not already been executed between the Company and the relevant Forward Purchaser.

(ii)            If a Forward Seller and a Forward Purchaser wish to accept the proposed terms included in the Forward Placement Notice and the Master Forward Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Forward Seller and Forward Purchaser, as applicable, will issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) setting forth the terms that such Forward Seller and Forward Purchaser are willing to accept. Where the terms provided in the Forward Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or a Forward Seller and Forward Purchaser until the Company confirms its acceptance of all of the terms of such Forward Placement Notice, as amended, by email (or other method mutually agreed to in writing by the parties hereto). Any such acceptance by the Forward Purchaser and Forward Seller of a Forward Placement Notice, or such acceptance by the Company of an amended Forward Placement Notice, (an “Acceptance”) shall be a binding entry into a transaction having the terms set forth in such Forward Placement Notice or amended Forward Placement notice, as the case may be. On any Trading Day, the Company may only have in effect one Forward Placement Notice with one Forward Purchaser and its affiliated Forward Seller. No Forward Placement Notice may be delivered or accepted if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period, in each case, as specified in the Forward Placement Notice. No Forward Hedge Selling Period hereunder may overlap in whole or in part with any other Forward Hedge Selling Period or any “Unwind Period” under any Forward Confirmation (as defined in such Forward Confirmation), or with any selling period for any Issuance.

(iii)            No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” (in the form set forth on Schedule A to the applicable Master Forward Confirmation and including all terms specified in the Forward Placement Notice, as modified, to the extent relevant, by any Acceptance) (each, a “Supplemental Confirmation” and, together with the related Master Forward Confirmation, the “Forward Confirmation”) in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Forward Confirmation, be the last Trading Day of the Forward Hedge Selling Period and no later than the last permitted date of Forward Hedge Selling Period specified in the Forward Placement Notice), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the “Number of Shares” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the number of Forward Hedge Shares less than or equal to the maximum number of Shares set forth in the Forward Placement Notice that the applicable Forward Seller has actually sold on the terms specified in the Forward Placement Notice during the Forward Hedge Selling Period for such Forward (such number, the “Actual Sold Amount”)), the “Maturity Date” for such Forward (which shall be the Maturity Date specified in the Forward Placement Notice and shall in no event be less than two (2) months nor more than twelve (12) months from the date on which such Forward Placement Notice is delivered by the Company), the “Forward Price Reduction Dates” for such Forward (which shall be the ex-dividend dates corresponding to the Company’s regular quarterly dividend, if applicable, as set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be the Regular Dividend Amount as set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Adjusted Volume-Weighted Hedge Price,” the “Initial Stock Loan Rate” (which shall be the rate set forth opposite the term “Initial Stock Loan Rate” in the Forward Placement Notice), the “Maximum Stock Loan Rate” (which shall be the rate set forth opposite the term “Maximum Stock Loan Rate” in the Forward Placement Notice) and the “Threshold Price” (which shall be the price set forth opposite the “Threshold Price” in the Forward Placement Notice).

(iv)          For each Forward, following an Acceptance, the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward. The Company shall have the right to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Seller and the Forward Purchaser, in their sole discretion, each of the Forward Seller and the Forward Purchaser shall, as soon as reasonably practicable after agreeing to such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the amount specified as the Forward Hedge Amount (as defined herein) in the Forward Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement (the “Forward Hedge Amount”) if such amended Forward Hedge Amount is less than the Actual Sold Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related Supplemental Confirmation has been delivered to the Company. Each reference to a Forward Placement Notice herein shall be deemed to refer to such Forward Placement Notice as amended by any applicable Acceptance.

(v)            Each of the Company, the Forward Sellers and the Forward Purchasers acknowledge and agree that: (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (ii) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required in this section; and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this section. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the provisions under the caption “Effectiveness” in Section 3 of the related Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal, unless the Forward Purchaser elects to sell the Forward Seller such Shares in its capacity as principal for sale by such Forward Seller.

(vi)          The Company, any Agent or the applicable Forward Seller or Forward Purchaser may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Forward Hedge Shares for any reason and at any time and the applicable Forward Hedge Selling Period shall automatically be terminated; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice.

(d)          In respect of an Issuance, the gross sales price of any Issuance Shares sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agents under this Agreement on the Exchange at the time of such sale. The compensation payable to the Agents for sales of Issuance Shares shall be up to 1.5% of the gross sales price of such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Issuance Shares (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. In respect of a Forward, the compensation payable to a Forward Seller for sales of Forward Hedge Shares shall be reflected in the Forward Hedge Selling Commission Rate (as defined below) (expressed as percentage), representing any applicable commission, not to exceed 1% of the applicable Initial Forward Price (as defined in the applicable Master Forward Confirmation).

(e)          The Agents shall provide written confirmation to the Company following the close of trading on the Exchange each day on which Issuance Shares are sold under this Agreement setting forth the number of Issuance Shares sold on such day, the gross sales prices of the Issuance Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such sales.

(f)

(i)            Settlement for sales of Issuance Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agents (each such day, an “Issuance Delivery Date”). On each Issuance Delivery Date, the Issuance Shares sold through the Agents for settlement on such date shall be delivered by the Company to the Agents against payment of the Net Proceeds from the sale of such Shares. Settlement for all Issuance Shares shall be effected by book-entry delivery of Issuance Shares to the Agents’ accounts at The Depository Trust Company against payment by the Agents of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Issuance Delivery Date, the Company shall (i) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay the Agents any commission to which it would otherwise be entitled absent such default. If the Agents breach this Agreement by failing to deliver the applicable Net Proceeds on any Issuance Delivery Date for Shares delivered by the Company, the Agents will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(ii)           Settlement for sales of Forward Hedge Shares will occur on the second Trading Day (or such other day as is industry practice for regular-way trading) following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Forward Purchaser and the applicable Forward Seller (each such day, a “Forward Hedge Settlement Date” and, together with an Issuance Delivery Date, a “Delivery Date”). On such Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) by book-entry delivery of Issuance Shares to the Agents’ accounts at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by them. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date. As used herein, “Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation); “Forward Hedge Selling Commission” means, for any Forward Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation); and “Forward Hedge Selling Commission Rate” means, for any Forward Confirmation, the amount of any commission, discount or other compensation to be received by the Forward Seller in connection with the sale of the Forward Hedge Shares as set forth in the Forward Placement Notice.

3.            Further Agreements of the Company and the Agents.

(a) The Company agrees with each Agent, Forward Purchaser and Forward Seller:

(i)           To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise each Agent, Forward Purchaser and Forward Seller of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish each Agent, Forward Purchaser and Forward Seller with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise each Agent, Forward Purchaser and Forward Seller, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)           During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to notify each Agent, Forward Purchaser and Forward Seller and, upon its request, to file such document and to prepare and furnish without charge to each Agent, Forward Purchaser and Forward Seller and to any other dealer in securities as many copies as it may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)            To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission.

(iv)            To deliver promptly to each Agent, Forward Purchaser and Forward Seller and to their counsel a signed copy of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. To deliver promptly to each Agent, Forward Purchaser and Forward Seller such number of the following documents as they shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.

(v)            To pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(vi)            Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to each Agent, Forward Purchaser and Forward Seller and their counsel and obtain the consent of each Agent, Forward Purchaser and Forward Seller to the filing.

(vii)            Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of each Agent, Forward Purchaser and Forward Seller.

(viii)            To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify each Agent, Forward Purchaser and Forward Seller and, upon request by any of them, to file such document and to prepare and furnish without charge to the Agents, Forward Purchasers or Forward Sellers as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)            As soon as practicable after each Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to each Agent, Forward Purchaser and Forward Seller an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(x)            Promptly from time to time to take such action as the Agents may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as any Agent, Forward Purchaser or Forward Seller may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)            At each Applicable Time, each Delivery Date, each Registration Statement Amendment Date (as defined below) and each date on which the Company shall file an Annual Report on form 10-K or Quarterly Report on form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(xii)            The Company will cooperate timely with any reasonable due diligence review conducted by any Agent, Forward Purchaser or Forward Seller or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents, Forward Purchasers or Forward Sellers may reasonably request and as in accordance with the Form of Due Diligence Protocol attached hereto as Annex A.

(xiii)            Upon commencement of the offering of Shares under this Agreement and promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock) (each such date, a “Registration Statement Amendment Date”), and (B) Company Periodic Report Date (other than any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no instruction to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof has been delivered by the Company and is pending); provided, however, that if the Company has relied on this exception, it thereafter must comply with its obligations hereunder prior to subsequently delivering such instructions to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof), the Company will furnish or cause to be furnished forthwith to the Agents, the Forward Purchasers and the Forward Sellers a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers to the effect that the statements contained in the certificate referred to in Section 5(h) of this Agreement which were last furnished to the Agents, the Forward Purchasers and the Forward Sellers are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(h), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)            Upon commencement of the offering of Shares under this Agreement, and promptly after each (A) Registration Statement Amendment Date, date on which a Forward Confirmation is entered into hereunder and (C) Company Periodic Report Date (other than any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no instruction to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof has been delivered by the Company and is pending); provided, however, that if the Company has relied on this exception, it thereafter must comply with its obligations hereunder prior to subsequently delivering such instructions to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof), the Company will furnish or cause to be furnished to the Agents, Forward Purchasers and Forward Sellers and to their counsel the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or of such Forward Confirmation, or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents, Forward Purchasers and Forward Sellers and their counsel, of the same tenor as the opinions and letters referred to in Section 5(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, to the Forward Confirmation, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, except on the date of entry into a new Forward Confirmation in lieu of such opinion and letter, counsel last furnishing such letter to the Agents, Forward Purchasers and Forward Sellers shall furnish them with a letter substantially to the effect that the Agents, Forward Purchasers and Forward Sellers may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xv)            Upon commencement of the offering of Shares under this Agreement, and promptly after each (A) Registration Statement Amendment Date, and (B) Company Periodic Report Date (other than any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which no instruction to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof has been delivered by the Company and is pending); provided, however, that if the Company has relied on this exception, it thereafter must comply with its obligations hereunder prior to subsequently delivering such instructions to the Agents or Forward Sellers to sell Shares pursuant to Section 2(b) or Section 2(c) hereof), the Company will cause PwC, or other independent accountants reasonably satisfactory to the Agents, to furnish to them a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents, Forward Purchasers and Forward Sellers and their counsel, of the same tenor as the letter referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xvi)            The Company consents to any Agent, Forward Purchaser or Forward Seller trading in the Company’s Common Stock for the its own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

(xvii)            If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Shares from the Company or from a Forward Seller, in each case as the result of an offer to purchase solicited by an Agent, the right to refuse to purchase and pay for such Shares.

(xviii)            The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents, Forward Purchasers and Forward Sellers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(xix)            The Company will not, without (A) giving the Agents, Forward Purchasers and Forward Sellers at least five business days’ prior written notice (or two business days’ prior written notice on any Trading Day with respect to which the Company has not instructed the Agents to make sales and which does not occur in any Forward Hedge Selling Period or other period when the delivery of a prospectus is required in connection with the offering or sale of Shares) specifying the nature of the proposed sale and the date of such proposed sale, and (B) the Agents, Forward Purchasers and Forward Sellers suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents, Forward Purchasers and Forward Sellers in light of the proposed sale, pledge or disposition, as the case may be, directly or indirectly, (x) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Shares and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (y) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (z) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Agents. The foregoing sentence shall not apply to the Shares to be offered and sold through the Agents pursuant to this Agreement or the entry into, or issuance of Common Stock upon settlement of, any Forward hereunder.

(xx)            To apply the net proceeds from the sale of the Issuance Shares and any Common Stock issued by the Company pursuant to a Forward substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds.”

(xxi)            The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares or to result in a violation of Regulation M under the Exchange Act.

(xxii)            The Company will reserve and keep available at all time, free of statutory and contractual preemptive rights, rights of first refusal and similar rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder and under any Forward Confirmation.

(xxiii)            The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agents’ obligations hereunder.

(b)            Each Agent, Forward Purchaser and Forward Seller agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by it in connection with the offering or sale of the Shares without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of an Agent, Forward Purchaser or Forward Seller on the basis of or derived from issuer information.

4.            Expenses. (a)  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Shares and any shares of Common Stock issued upon settlement of any Forward, and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (vi) the listing of the Shares and any shares of Common Stock issued upon settlement of any Forward on the Exchange and/or any other exchange; (vii) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 3(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Agents); (viii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agents); (ix) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants; and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and the Forward Confirmations; provided that, except as provided in this Section 4(b) and Section 6, each Agent shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which it may sell and the expenses of advertising any offering of the Shares made by such Agent.

(b)            If this Agreement is terminated by the Company prior to August 3, 2025 in accordance with the provisions of Section 7 hereof and Shares with an aggregate offering price of $1,000,000,000 have not been offered and sold under this Agreement, the Company shall reimburse the Agents for all of their out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents, incurred by it in connection with this Agreement and the transactions contemplated hereby.

5.            Conditions of the Obligations of the Agents, Forward Purchasers and Forward Sellers. The obligations of the Agents, the Forward Purchasers and the Forward Sellers hereunder are subject to the accuracy, when made and on the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            No Agent, Forward Purchaser or Forward Seller shall have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Winston & Strawn LLP, counsel for the Agents, the Forward Purchasers and the Forward Sellers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Forward Confirmations, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the Forward Confirmations, and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in all material respects to counsel for the Agents, the Forward Purchasers and the Forward Sellers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Ballard Spahr LLP shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers its written opinion, as counsel to the Company, addressed to the Agents, the Forward Purchasers and the Forward Sellers and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers.

(e)            The Agents, the Forward Purchasers and the Forward Sellers shall have received from Winston & Strawn LLP, counsel for the Agents, the Forward Purchasers and the Forward Sellers, such opinion and negative assurance letter, and delivered and dated on each date specified in Section 3(a)(xiv) hereof, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            At the dates specified in Section 3(a)(xv) hereof, the Agents shall have received from PwC a letter, in form and substance satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof containing the statements and information of the type customarily included in accountants’ “comfort letters” to underwriters or placement agents with respect to financial statements and certain financial information in connection with registered public offerings.

(g)            (i) Upon commencement of the offering of Shares under this Agreement, the Company shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers a certificate of an officer in a form satisfactory to them stating the minimum price for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum share number or amount, a new certificate with respect thereto, and (ii) on each date specified in Section 3(a)(xiii), the Company shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers a certificate, dated such date, signed by two officers, who shall be any of the chief executive officer, the principal financial officer, the principal accounting officer, the chief strategy officer or the treasurer as to such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request, including, without limitation, a statement:

(A)            That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the applicable date specified in Section 3(a)(xiii), and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;

(B)            That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(C)            That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) (x) the Registration Statement, as of each Effective Date, (y) the Prospectus, as of its date and on the applicable date specified in Section 3(a)(xiii), and (z) the Pricing Disclosure Package, as of each Applicable Time and as of the applicable date specified in Section 3(a)(xiii), did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(D)            To the effect of Section 5(h) (provided that no representation with respect to the judgment of the Agents, the Forward Purchasers and the Forward Sellers need be made) and Section 5(h).

(h)            (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change or any development involving a prospective change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Agents, Forward Purchasers and the Forward Sellers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Shares on the terms and in the manner contemplated in the Prospectus.

(i)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Agents, impracticable or inadvisable to proceed with the offering or sale of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)            The Exchange shall have approved the Shares for listing, subject only to official notice of issuance.

(k)            On or prior to each Delivery Date, the Company shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers such further certificates and documents as the Agents, the Forward Purchasers, the Forward Sellers or their counsel may reasonably request. The Company shall also furnish such certificates and documents to the Agents, the Forward Purchasers and the Forward Sellers or their counsel at any time, upon reasonable request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents, the Forward Purchasers and the Forward Sellers.

6.            Indemnification and Contribution.

(a)            The Company hereby agrees to indemnify and hold harmless each Agent, Forward Purchaser and Forward Seller, and its respective affiliates, directors, officers and employees, and each person, if any, who controls each Agent, Forward Purchaser and Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which any Agent, Forward Purchaser or Forward Seller or any affiliate, director, officer, employee or controlling person of any such Agent, Forward Purchaser or Forward Seller may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agents, the Forward Purchasers or the Forward Sellers, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any Agent, Forward Purchaser or Forward Seller and each such affiliate, director, officer, employee or controlling person of any Agent, Forward Purchaser or Forward Seller promptly upon demand for any legal or other expenses reasonably incurred by such Agent, Forward Purchaser or Forward Seller or such affiliate, director, officer, employee or controlling person of an Agent, Forward Purchaser or Forward Seller in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Agents furnished to the Company by the Agents specifically for inclusion therein, which information consists solely of the information specified in Section 6(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent, Forward Purchaser or Forward Seller or to any affiliate, director, officer, employee or controlling person of any Agent, Forward Purchaser or Forward Seller.

(b)            The Agents, Forward Sellers, and Forward Purchasers shall severally and not jointly indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Agents, Forward Sellers, or Forward Purchasers furnished to the Company by the Agents, Forward Sellers, or Forward Purchasers specifically for inclusion therein, which information is limited to the information set forth in Section 6(e). The foregoing indemnity agreement is in addition to any liability that the Agents, Forward Sellers, or Forward Purchasers may otherwise have to the Company, or any such director, officer, employee or controlling person.

(c)            Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)            If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits (the “Relative Benefits”) received by the Company, the Agents, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Company, the sum of (x) the number of Forward Hedge Shares that the applicable Forward Seller has sold during the Forward Hedge Selling Period (the “Actual Sold Forward Amount”) for each Forward under this Agreement, multiplied by the “Adjusted Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation for such Confirmation) for such Forward, and (y) the aggregate Net Proceeds for the Issuance Shares sold by the Agents under this Agreement, (b) in the case of an Agent, the total commissions received from the sale of Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the number of Forward Hedge Shares sold to hedge each Forward executed by such Forward Purchaser in connection with this Agreement multiplied by the net Spread (as such term is defined in the related Forward Confirmation for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for such Forward Hedge Shares. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the Forward Purchasers or the Forward Sellers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Agent, Forward Purchaser or Forward Seller shall be required to contribute any amount in excess of the Relative Benefits received by it as set forth above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Agents, Forward Sellers, and Forward Purchasers confirm and the Company acknowledges and agrees that the statements regarding (i) the second paragraph under the caption “Plan of Distribution (Conflicts of Interest), (ii) the second sentence in the first paragraph under the caption “Plan of Distribution (Conflicts of Interest) – Sales Through Sales Agents” and (iii) the first sentence in the first paragraph under the caption “Plan of Distribution (Conflicts of Interest) – Selling Restrictions” as it relates to the Agents or the Forward Sellers in the Prospectus, are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agents, the Forward Purchasers and the Forward Sellers specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

7.            Termination. The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through any Agent for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 4, 6, 7, 8, 9, 10, 11, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(a)            Each Agent, Forward Purchaser and Forward Seller shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 4, Section 6, and Section 12 of this Agreement shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, in the event of any such termination by an Agent, Forward Purchaser or Forward Seller, this Agreement will continue to remain in full force and effect with respect to the other Agents, Forward Purchasers or Forward Sellers, as the case may be.

(b)            This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 4, Section 6, and Section 7 of this Agreement shall remain in full force and effect.

(c)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

8.            Research Analyst Independence. The Company acknowledges that the research analysts and research departments of the Agents, the Forward Purchasers and the Forward Sellers are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the research analysts of the Agents, the Forward Purchasers and the Forward Sellers may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the investment banking divisions of the Agents, the Forward Purchasers and the Forward Sellers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents, the Forward Purchasers and the Forward Sellers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the investment banking divisions of the Agents, Forward Purchasers and the Forward Sellers. The Company acknowledges that the Agents, Forward Purchasers and Forward Sellers are full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

9.            No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Agents, the Forward Purchasers and the Forward Sellers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents, the Forward Purchasers and the Forward Sellers: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers, on the other hand, exists; (b) each Agent, Forward Purchaser and Forward Seller is not acting as an advisor, expert or otherwise is are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Shares, and such relationship between the Company, on the one hand, and such Agent, Forward Purchaser or Forward Seller on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Agents, the Forward Purchasers or the Forward Sellers may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) each Agent, Forward Purchase and Forward Seller and its respective affiliates may have interests that differ from those of the Company; and (e) this Agreement does not constitute a solicitation of any action by any Agent, Forward Purchaser or Forward Seller. The Company hereby (x) waives any claims that the Company may have against each Agent, Forward Purchaser and Forward Seller with respect to any breach of fiduciary duty in connection with this offering and (y) agrees that none of the activities of Agents, Forward Purchasers and Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agents, Forward Purchasers and Forward Sellers with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

10.            Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Agents, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282; J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com; Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attn: Damir Tanovic, e-mail: dl.bnpp_atm_execution@us.bnpparibas.com; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469, with a copy to matthew.t.morris@citi.com and robert.g.leonard@citi.com; and Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281 Attention: Equity Capital Markets, Facsimile: (212) 225-6550, E-mail: us.ecm@scotiabank.com, Copy to: Chief Legal Officer, U.S. (us.legal@scotiabank.com).

(b)            if to the Forward Sellers, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attn: Damir Tanovic, e-mail: dl.bnpp_atm_execution@us.bnpparibas.com; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469, with a copy to matthew.t.morris@citi.com and robert.g.leonard@citi.com; and Scotia Capital (USA) Inc. 250 Vesey Street, New York, New York 10281, Attention: Equity Capital Markets, Facsimile: (212) 225-6550, E-mail: us.ecm@scotiabank.com, Copy to: Chief Legal Officer, U.S. (us.legal@scotiabank.com).

(c)            if to the Forward Purchasers, shall be delivered or sent by mail or facsimile transmission to Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Kevin Cheng, with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282; JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, EDG Marketing Support, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Sanjeet Dewal, email: sanjeet.s.dewal@jpmorgan.com; Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department; Bank of America, N.A., One Bryant Park, 8th Fl., New York, New York 10036, Attention: Strategic Equity Solutions Group, Email: dg.issuer_derivatives_notices@bofa.com; BNP Paribas SA, 787 Seventh Avenue, New York, New York 10019, Attn: Damir Tanovic, email: dl.bnpp_atm_execution@us.bnpparibas.com; Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Attention General Counsel; and The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1 c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US Equity Derivatives, (212) 225-5230 / 212-225-6664, E-mail: bahar.lorenzo@scotiabank.com, gary.nathanson@scotiabank.com; and

(d)            if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer (Fax: (312) 394-8925; Email: ryan.brown@exeloncorp.com); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by Barclays Capital Inc.

11.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, Forward Purchasers, Forward Sellers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of each Agent, Forward Purchaser and Forward Seller and each person or persons, if any, who control any Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agents, Forward Purchasers and Forward Sellers contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.            Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13.            Definitions. For purposes of this Agreement, (a) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, (b) “affiliate” and “subsidiary” shall have the meanings set forth in Rule 405 under the Securities Act, (c) “Regulation S-X” shall mean Regulation S-X under the Securities Act and (d) “Significant Subsidiary” shall have the meaning ascribed to such term in Regulation S-X under the Securities Act.

14.            Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

15.            Waiver of Jury Trial. The Company and the Agents, the Forward Purchasers and the Forward Sellers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 18:

(i)            “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii)            “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with,12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement between the Company and the Agents, Forward Purchasers and Forward Sellers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Exelon Corporation

By:	/s/ Ryan Brown
Name: Ryan Brown
Title: VP and Treasurer

Accepted:

Barclays Capital Inc.
as Agent and Forward Seller

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

Goldman Sachs & Co. LLC

as Agent and Forward Seller

By:	/s/ Goldman Sachs & Co LLC
Name: Charles Park
Title: Managing Director

J.P. Morgan Securities LLC

as Agent and Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Morgan Stanley & Co. LLC

as Agent and Forward Seller

By:	/s/ Tegh Kapur
Name: Tegho Kapur
Title: Executive Director

Citigroup Global Markets Inc.

acting as agent for Citibank, N.A.

as Agent and Forward Seller

By:	/s/ Agha Murtaza
Name: Agha Murtaza
Title: Authorized Signatory

Scotia Capital (USA) Inc.

as Agent and Forward Seller

By:	/s/ John Cronin
Name: John Cronin
Title:

BofA Securities, Inc.

as Agent and Forward Seller

By:	/s/ David Mikula
Name: David Mikula
Title: Managing Director

BNP Paribas Securities Corp.

as Agent and Forward Seller

By:	/s/ Steve Nawrocki
Name: Steve Nawrocki
Title: Managing Director

Barclays Capital Inc.
acting as agent for Barclays Bank PLC,
as Forward Purchaser

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

Goldman Sachs & Co. LLC

as Forward Purchaser

By:	/s/ Goldman Sachs & Co LLC
Name: Charles Park
Title: Managing Director

JPMorgan Chase Bank, National Association
as Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Morgan Stanley & Co. LLC

as Forward Purchaser

By:	/s/ Mark Asteris
Name: Mark Asteris
Title: Managing Director

Citibank, N.A.

as Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

The Bank of Nova Scotia

as Forward Purchaser

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

Bank of America, N.A.

as Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

BNP Paribas SA

as Forward Purchaser

By:	/s/ Steve Nawrocki
Name: Steve Nawrocki
Title: Managing Director

By:	/s/ Scott Sinawi
Name: Scott Sinawi
Title: Managing Director

SCHEDULE [I]

ISSUER FREE WRITING PROSPECTUS

[Insert list of all “Issuer Free Writing Prospectuses”]

Annex A

Form of Due Diligence Protocol

for Primary Open Market Sales Program

Due Diligence Protocol

Regarding the Equity Distribution Agreement, dated August 4, 2022, (the “Equity Distribution Agreement”),

between Exelon Corporation (the “Company”) and Barclays Capital, Goldman Sachs & Co.

LLC, J.P. Morgan Securities Morgan Stanley Co. LLC, BoFA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global markets Inc. and Scotia Capital (USA) Inc, (collectively, the “Agents”)

Set forth below are guidelines for use by the Company and the Agents relating to the Agents’ continuous due diligence efforts in connection with the sale of the Shares pursuant to the Equity Distribution Agreement:

1.	(A) On or prior to each Company Periodic Report Date, in addition to the documents provided pursuant to Sections 5(d), (e), (f), (g) and (h)(ii) of the Equity Distribution Agreement, the Agent expects to request that the Company conduct a due diligence call with business, financial and legal representatives.

2.	On or prior to the fifth business day of the month immediately following the month in which the Company Periodic Report Date occurs, the Agents expect to request that the Company (i) conduct a due diligence call with business, financial and legal representatives to discuss, among other things, the financial position, business operations and results of operations for the month in which the Company Periodic Report Date occurs and (ii) provide a certificate referred to in Section 5(h)(ii) of the Equity Distribution Agreement.

3.	No later than three weeks following the date referenced in paragraph 2 above, the Agents expect to request that the Company (i) conduct a due diligence call with business, financial and legal representatives to discuss, among other things, the financial position, business operations and results of operations for the then-current month and (ii) provide a certificate referred to in Section 5(h)(ii) of the Equity Distribution Agreement.

4.	In the event that the Agents are requested by the Company to sell on any one trading day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the previous three trading days) of the Company’s Common Stock, the Agents expect to request that the Company (i) conduct a due diligence call with business, financial and legal representatives and (ii) provide a certificate in the form referred to in Section 5(h)(ii) of the Equity Distribution Agreement.

The foregoing is an expression of the Agents’ current intent only, may be changed at any time, and shall not in any manner limit the Agents’ rights under the Equity Distribution Agreement, including the Agents’ right to require such additional due diligence procedures as the Agents may reasonably request pursuant to the Equity Distribution Agreement.

Annex A-1

For the avoidance of doubt, for the purposes of the Equity Distribution Agreement and this due diligence protocol, the Agents and the Company expect that no sales under the Equity Distribution Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material nonpublic information with respect to the Company. The Agents and the Company expect that, subject to the limitations in the foregoing sentence and as may be mutually agreed upon by the Company and the Agents, sales pursuant to the Equity Distribution Agreement may be requested by the Company and made during the period that begins, for the period immediately following execution and delivery of the Equity Distribution Agreement, after the filing of the Prospectus Supplement and, for subsequent periods, 24 hours after the filing of a Form 10-Q or Form 10-K as and within the period required by the Securities Exchange Act of 1934 and ends, for all periods, on the earlier of (i) the date directors and officers are no longer permitted to trade pursuant to the Company’s policy on insider trading as in effect from time to time (which date, for the avoidance of doubt, under the Company’s policy as in effect on the date hereof is 45 days following the 48 hours after the Company’s public announcement of earnings for its most recently completed reporting period) and (ii) the end of the quarter in which the applicable Company Periodic Report Date occurs.

Capitalized terms used but not defined herein have the meanings assigned to them in the Equity Distribution Agreement

Annex A-2

Annex B

Company Counsel Negative Assurance Letter

Such counsel shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers a written statement, addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of delivery thereof, in form and substance satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, to the effect that (y) such counsel has acted as counsel to the Company in connection with the sale from time to time through Barclays Capital Inc., as sales agent, and Forward Sellers of shares of the Company’s common stock, no par value, having an aggregate offering price of up to $[1.0 billion] pursuant to the Agreement, and (z) based on its participation, review and reliance as described in such written statement, no facts came to the attention of such counsel that caused it to believe that:

(a)            the Registration Statement, at the time it became effective on [insert date of the latest Effective Date], contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)            the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)            the Prospectus, as of its date and as of the applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package.

(a)            To such counsel’s knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement, the Prospectus or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed therewith or incorporated by reference therein as required.

Annex B-1

(b)            To such counsel’s knowledge there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of the Agreement or the consummation of the transactions contemplated thereby; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

Annex B-2

Annex C

FORM OF FORWARD PLACEMENT NOTICE

From: __________________

Cc: ____________________

To: ____________________

Date: __________________

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement among Exelon Corporation (the “Company”), {__________} (the “Forward Purchaser”) and {__________}, in its capacity as sales agent for the Company in connection with the offering and sale of any Issuance Shares thereunder (the “Agent”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder (the “Forward Seller”), among others, dated August [__], 2022 (the “Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Placement Notice relates to a Forward.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.

{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}

1.	First day of Forward Hedge Selling Period: {__________}, 20{__}

2.	Last possible day of Forward Hedge Selling Period: {__________}, 20{__}

3.	Maximum Number of Shares to be Sold: {__________}

4.	Minimum Price (adjustable by a writing signed by both parties during Forward Hedge Selling Period, and in no event less than $1.00 per share): ${__________} per share

5.	Forward Hedge Selling Commission Rate: {__________}%

6.	Spread: {__________} basis points

7.	Initial Stock Loan Rate: {__________} basis points

Annex C-1

8.	Maximum Stock Loan Rate: {__________} basis points

9.	Forward Price Reduction Date Forward Price Reduction Amount

{__________}, 20{__}                        ${__________}

{__________}, 20{__}                        ${__________}

{__________}, 20{__}                        ${__________}

{__________}, 20{__}                        ${__________}

10.	Term: {__________} {days}{months}or Maturity Date {_____________}

11.	Minimum Notice prior to Maturity Date for Cash Settlement or Net Share Settlement: {____________} Relevant Days

{ADDITIONAL SALES PARAMETERS MAY BE ADDED}

Annex C-2

Annex D

Form of Master Confirmation

[see attached]

[Dealer]

[Address]

[_______], 20[  ]

To:	Exelon Corporation 10 South Dearborn Street, 54th Floor P.O. Box 805379 Chicago, IL 60680-5379 Attention: Vice President and Treasurer; Assistant General Counsel Facsimile: (312) 394-8925

From:	[Dealer]

Subject:	Issuer Forward Transactions

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [Dealer] (“Dealer”)[, through its agent [____]. (the “Agent”),] and Exelon Corporation (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of August [4], 2022, among Counterparty, the Agents, Forward Purchasers and Forward Sellers named therein (the “Equity Distribution Agreement”) on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation meeting all relevant requirements set forth in the Equity Distribution Agreement and the corresponding Accepted Placement Notice (as defined herein) (such supplemental confirmation, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Schedule A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.            Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first,” and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty; provided that (a) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (b) the “Threshold Amount” shall be 3% of the stockholders’ equity of [Dealer][Dealer’s ultimate parent] as of the date of this Master Confirmation in respect of Dealer and USD50 million in respect of Counterparty, (c) “Specified Indebtedness” shall have the meaning set forth in Section 14 of the Agreement, except that it shall not include any obligation in respect of deposits received in the ordinary course of Dealer’s banking business, and (d) the following sentence shall be added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the relevant party to make payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”). All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below, in particular, for the avoidance of doubt, including the modification described in Section 20 of this Confirmation providing that the definition of “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any Section 871(m) Tax or FATCA Withholding Tax, both as defined in Section 20 of this Master Confirmation. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates[, including Dealer’s ultimate parent] (collectively, “Dealer Entities”) and Counterparty or any confirmation or other agreement between Dealer Entities and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer Entities, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Entities and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.	The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:

For each Transaction, subject to the provisions opposite the caption

“Early Valuation” below, to be the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction, as specified in the Supplemental Confirmation for such Transaction.

Effective Date:

For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied.

Buyer:	Dealer
Seller:	Counterparty
Maturity Date:

For each Transaction, as applicable, the “Maturity Date” set forth opposite the caption “Term” in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction as amended by any corresponding Acceptance, if applicable (such Forward Placement Notice, as amended by any such Acceptance, an “Accepted Placement Notice”) or the date that follows the Trade Date for such Transaction by the number of days or months set forth opposite the caption “Term” in the Accepted Placement Notice (or, in each case, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), as set forth in the Supplemental Confirmation for such Transaction.

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “EXC”).
Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

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Settlement Currency:	USD

Exchange:	The Nasdaq Global Select Market

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:

For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + (the Relevant Rate * (1/365));

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:

For each Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement and expressed as percentage) applicable to such Transaction; and (ii) the Adjusted Volume-Weighted Hedge Price, as set forth in the Supplemental Confirmation for such Transaction.

Adjusted Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average price per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such volume-weighted average price (other than for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Scheduled Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares are sold to, and including, the Effective Date of such Transaction.

Relevant Rate:	For each Transaction, for any day, the Overnight Bank Funding Rate minus the Spread for such Transaction. For the avoidance of doubt, the Relevant Rate may be positive, negative or zero.

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Spread:	For each Transaction, as specified in the Accepted Placement Notice and set forth in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:	For any day, the daily Overnight Bank Funding Rate as provided by the Federal Reserve Bank of New York or a successor administrator as set forth for such day opposite the caption “Overnight Bank Funding Rate” as displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page, in each case, as determined by the Calculation Agent for such rate; provided that if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day shall be the Overnight Bank Funding Rate for such day as provided on the website of the Federal Reserve Bank of New York, and if no such rate appears on such page and website, such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, each date set forth under the heading “Forward Price Reduction Amounts” in the Accepted Placement Notice for such Transaction as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Forward Price Reduction Amount:	For each Transaction, for each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date under the heading “Forward Price Reduction Amounts” in the Accepted Placement Notice for such Transaction as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Valuation:

Valuation Date:	Subject to “Early Valuation”, for any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below) and as provided in clause (B) of the proviso under “Settlement Notice” below; or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each Scheduled Trading Day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Settlement Terms:

Settlement:	For any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

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Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, by designating one or more Scheduled Trading Days following the Effective Date, and on or prior to the Scheduled Trading Day that precedes the Maturity Date by a number of Scheduled Trading Days equal to the Minimum Notice Date, to be First Unwind Dates) in a written notice to Dealer delivered no later than the applicable Settlement Method Election Date (in the case of a Net Share Settlement or Cash Settlement) or the 5th Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date (provided that if the Maturity Date occurs during any Unwind Period, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Minimum Notice Date:	For each Transaction, as determined in accordance with the text set forth following “Minimum Notice prior to Maturity Date for Cash Settlement or Net Share Settlement” in the Accepted Placement Notice for such Transaction and specified in the Supplemental Confirmation for such Transaction, subject to the final sentence of Section 6(h) of this Master Confirmation.

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements for such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any terms or commitments by Counterparty under financial assistance, relief, program or facility established under such applicable law and applicable to Counterparty, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

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(iii)	Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

	(A)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer, (I) the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price (as defined below) for such Transaction or (II) Dealer determines, in its sole good faith and commercially reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) would not raise material risks in light of any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) generally applicable to issuer share repurchases or equivalent transactions, or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

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(B)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price or (II) Dealer determines, in its sole good faith and commercially reasonable judgment, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the third paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.
Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	For any Physical Settlement of any Transaction, the Valuation Date for such Settlement

Net Share Settlement:	For any Settlement of any Transaction to which Net Share Settlement is applicable, on the Net Share Settlement Date, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

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Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to (i) the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price plus (ii) a number of Shares corresponding to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent, for such Settlement.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with such Settlement).

Settlement Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with such Settlement), plus USD0.02.

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Dealer’s sole discretion. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its sole good faith and commercially reasonable discretion, that it is appropriate with respect to any legal, regulatory or self- regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, specifying the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

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Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Unwind Adjustment Amount:	For any Unwind Period in any Transaction to which Net Share Settlement Applies, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant First Unwind Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date for such Transaction, an amount determined by the Calculation Agent equal to the product of (i) the relevant Forward Price Reduction Amount multiplied by (ii)(A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

Settlement Currency:	USD

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Consequences of Late Delivery:	Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Counterparty fails to deliver when due any Shares required to be delivered under any Transaction and a Forward Price Reduction Date for such Transaction occurs on or after the date such Shares are due and on or before the date such Shares are delivered, Counterparty acknowledges and agrees that, in addition to any other amounts for which Counterparty may be liable under such Transaction or under law (but without duplication), Counterparty shall be liable to Dealer for an amount equal to the product of: (i) the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date; and (ii) the Forward Price Reduction Amount for such Forward Price Reduction Date.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

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Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction and prior to the Maturity Date for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date corresponding to the relevant quarter for such Transaction).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) adding, immediately following the word “Transaction” in clause (X) thereof, the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

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Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, the Initial Stock Loan Rate specified in the Accepted Placement Notice, to be set forth in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	For each Transaction, the Maximum Stock Loan Rate specified in the Accepted Placement Notice, to be set forth in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

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Early Valuation:

Early Valuation:

For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position exists, in either case, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on the Early Valuation Date; provided that Dealer may in its sole good faith and commercially reasonable discretion elect to permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction, in which case Dealer will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to occur on the Early Valuation Date (or, if the Early Valuation Date is not a Scheduled Trading Day, the immediately preceding Scheduled Trading Day), (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date (or, if the Early Valuation Date is not a Scheduled Trading Day, the immediately preceding Scheduled Trading Day), and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole good faith and commercially reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case Dealer will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares for such Transaction on the Early Valuation Date.

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Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the Transaction pursuant to Section 12.9(b)(v) (A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable out-of-pocket costs or commercially reasonable expenses actually incurred by Dealer as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

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Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to an affiliate of Dealer (1) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Dealer’s credit rating at the time of such transfer or assignment or (2) whose obligation is guaranteed by Dealer [or Dealer’s ultimate parent] without the consent of Counterparty provided that (x) Counterparty will neither (1) be required (or the assignee or transferee will agree with Counterparty that Counterparty will not be required) to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) nor (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i) (4)(A) or (B) (or the assignee or transferee will agree with Counterparty that the assignee or transferee will pay all such additional amounts)), in either case as a result of such transfer or assignment and (y) no Event of Default or Potential Event of Default occurs in respect of either party solely as a result of such transfer and assignment.

Calculation Agent:	Dealer

Counterparty Payment Instructions:	To be provided by Counterparty

Dealer Payment Instructions:	To be provided by Dealer

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty

Dealer’s Contact Details for Purpose of Giving Notice:	Address: [_______] Attention: [_______] Telephone No.: [_______] Email: [_______] With a copy to: Address: [_______] Attention: [_______] Telephone No.: [_______] Email: [_______]

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3.	Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the following conditions:

(a)	the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)	Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)	all of the conditions set forth in Section 5 of the Equity Distribution Agreement shall have been satisfied;

(d)	the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e)	all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f)	Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)	Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and to the effect that the Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) Dealer (or a Forward Seller, as defined in the Equity Distribution Agreement), in its sole judgment, is unable to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement in respect of such Transaction or (y) in Dealer’s (or such Forward Seller’s) sole judgment, Dealer (or such Forward Seller) would incur a stock loan cost of more than 75 basis points per annum with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer (or such Forward Seller) may borrow at a cost of not more than 75 basis points per annum, which, for the avoidance of doubt, may be zero.

4.	Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party on the Trade Date of each Transaction (which representation shall be deemed to be repeated at all times throughout the term of each Transaction) that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

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5.	Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 1 of the Equity Distribution Agreement are true and correct as of the date hereof, each date on which a Forward Placement Notice is delivered or Accepted (each as defined in the Equity Distribution Agreement), each Trade Date for any Transaction and each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 1 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a)	without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)	it will not take any action that would limit or in any way adversely affect Dealer’s ability to hedge its risk, unwind its Hedge Positions or satisfy its settlement obligations with respect to the Transaction;

(c)	it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d)	it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(e)	it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(f)	(i) neither it nor any of its officers, directors, managers or similar persons is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(g)	as of the date hereof and the Trade Date for each Transaction it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(h)	as of the date hereof and the Trade Date for each Transaction no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares;

(i)	as of the date hereof, the Trade Date for each Transaction and as of the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(j)	it is not, as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k)	as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); (ii) has total assets of at least USD50,000,000 as of the Trade Date; and (iii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

(l)	it understands, agrees and acknowledges that as of the date hereof and as of the Trade Date for each Transaction no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency; and

(m)	IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.	Additional Covenants of Counterparty.

(a)	Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)	Counterparty agrees that Counterparty shall not enter into or alter any transaction with respect to the Shares that would be deemed, in the commercially reasonable discretion of Calculation Agent, to hedge or offset Counterparty’s rights or obligations under any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

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(c)	Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)	Counterparty shall promptly provide notice thereof to Dealer (in which notice Counterparty will be deemed to make the representation and warranty set forth in Section 5(f)(i) as of the date of such notice) (i) upon the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default, a Potential Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e)	Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)	Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g)	Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, to the extent permitted by applicable law, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

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(h)	Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to the Transactions described herein (including, for the avoidance of doubt, any Other Forwards (as defined below)) where any valuation period (however defined) in such other transaction will overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under this Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under this Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap. Dealer acknowledges that Counterparty may enter in the future into one or more substantially similar forward transactions for the Shares pursuant to the Equity Distribution Agreement (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers (each, an “Other Forward Purchaser” and collectively, the “Other Forward Purchasers”). Dealer and Counterparty agree that if Counterparty designates a “Relevant Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for any such Other Forward coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least five Scheduled Trading Days prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward Purchaser, every third Scheduled Trading Day if there are two Other Forward Purchasers, etc.). In such a case, the Minimum Notice Date shall be adjusted proportionately by the Calculation Agent to reflect the decreased frequency of Scheduled Trading Days during which Dealer may unwind its hedge during the Unwind Period.

7.	Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.	Additional Provisions. (a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

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(b)	The parties hereto intend for:

(i)	each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)	the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)	any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)	all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)	any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(c)	Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (as adjusted for stock splits and similar events) (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all outstanding Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(c) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions and any Other Forward, or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions or any Other Forward. Allocation of any Shares that become available for potential delivery to Dealer and any dealer(s) party to an Other Forward as a result of any Share Issuance Event shall be allocated to the Dealer’s Transactions hereunder and any transaction(s) under the Other Forward(s) on a ratable basis in accordance with the respective remaining Share delivery obligations thereunder.

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(d)	The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(e)	The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(f)	Counterparty acknowledges that:

(i)	during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii)	Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)	Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv)	any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v)	each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(g)	Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

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(h)	Counterparty and Dealer agree that, upon the Acceptance (as such term is defined in the Equity Distribution Agreement) by Dealer, as Forward Purchaser pursuant to the Equity Distribution Agreement, of any Accepted Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement) by Counterparty, in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

9.	Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation by Counterparty, the performance by Counterparty of its obligations under the Transactions, or any breach of any covenant or representation made by Counterparty in this Master Confirmation or any Supplemental Confirmation or the Agreement (including the effect of any such breach or other act or omission of the Counterparty on any third-party transactions by Dealer with respect to delivery and receipt of the Shares in connection with establishing, maintaining and unwinding of Dealer’s Hedge Positions in connection with the Transactions). Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer.

10.	Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 4.5% of the outstanding Shares (an “Excess Section 13 Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Subchapters 25E, 25F, 25G or 25H of the Pennsylvania Business Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received, or could result in an adverse effect on a Dealer Person, or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

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11.	Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.	Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.	Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation and any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the General Obligations Law).

14.	Set-Off.

(a)	In connection with any Transaction, the parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any consenting Affiliate of Y) hereunder against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. Y will give notice to the other party of any set-off effected under this Section 14.

23

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14 shall be effective to create a charge or other security interest. This Section 14 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b)	Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

15.	Staggered Settlement. Notwithstanding anything to the contrary in this Master Confirmation, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

16.	Designation by Dealer. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transactions and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty solely to the extent of any such performance.

17.	Waiver of Right to Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE ACTIONS OF COUNTERPARTY, DEALER OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

18.	Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

19.	Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. The words “execution,” signed,” “signature,” and words of like import in the Agreement or this Master Confirmation or any Supplemental Confirmation or in any other certificate, agreement or document related to the Agreement or this Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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20.	Section 871(m) and Foreign Account Tax Compliance Provisions of the HIRE Act. “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder (a “Section 871(m) Tax”) or (ii) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a Section 871(m) Tax or FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement. Counterparty shall promptly upon request by Dealer, provide tax forms and documents required to be delivered pursuant to Section 1471(b) or Section 1472(b)(1) of the Code and any other forms and documents reasonably requested by Dealer.

21.	Tax Forms. Counterparty shall deliver an original valid United States Internal Revenue Service Form W-9 (a “Form W-9”) to Dealer, and if such form or the information therein becomes obsolete, outdated or incorrect, Counterparty shall promptly deliver to Dealer a duly executed Form W-9 (or any successor thereto) that is valid.

22.	[Reserved.][Insert “Role of Agent” boilerplate language for Dealer, if any]

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23.	[U.S. Resolution Stay Protocol. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.][1]

24.	[Insert Dealer’s additional boilerplate language, if any]

1 Include for Dealer if applicable.

26

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

EXELON CORPORATION

By:
Name:
Title:

[Signature Page to Master Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)	all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)	as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c)	as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)	in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Exelon Corporation

From:	[Dealer]

Re:	Issuer Forward Transaction

Date:	[ ], 20[ ]

Dear Sir(s):

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Dealer”)[, through its agent [____] (the “Agent”),] and Exelon Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [ ], 20[  ] (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]

Effective Date:	[ ], 20[ ]

Maturity Date:	[ ], 20[ ]

Number of Shares:	[ ]

Initial Forward Price:	USD [ ]

Spread:	[ ]%

Adjusted Volume-Weighted Hedge Price:	USD [ ]

Threshold Price:	USD [ ][2]
Initial Stock Loan Rate:	[ ]

Maximum Stock Loan Rate:	[ ]

Minimum Notice Date:	[ ] Scheduled Trading Days[3]

2 To be 50% of the Initial Forward Price for such Transaction.

3 To be the number set forth as the “Minimum Notice prior to Maturity Date for Cash Settlement or Net Share Settlement” in the Accepted Placement Notice, adjusted proportionally if the Transaction includes fewer than the Maximum Number of Shares from such notice.

     Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

EXELON CORPORATION

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS [to be as set forth in the Accepted Placement Notice]

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ], 20[ ]	USD	[ ]
[ ], 20[ ]	USD	[ ]
[ ], 20[ ]	USD	[ ]
[ ], 20[ ]	USD	[ ]